Corporate Inquiry
File Number Corporation Name 19313090 ZUMMO FLIGHT TECHNOLOGIES CORPORATION
Domestic Address
2102E ORANGEWOOD AVE PHOENIX, AZ 85020

Statutory Agent Information
Agent Name: ROBERT A ZUMMO
Agent Mailing/Physical Address:
2102E ORANGEWOOD AVE
UNIT 2034
PHOENIX, AZ 85020
Agent Status: APPOINTED 06/06/2014
Agent Last Updated: 08/03/2015
Additional Entity Information
Entity Type: BUSINESS	Business Type: AEROSPACE
Incorporation Date: 6/6/2014	Corporation Life Period: PERPETUAL
Domicile: ARIZONA	County: MARICOPA
Approval Date: 6/10/2014	Original Publish Date:
Officer Information
Name Title	Address Date Taking Office Last Updated
ROBERT A ZUMMO CHAIRMAN	2102E 06/06/2014 06/21/2017
ORANGEWOOD
AVE
PHOENIX, AZ 85020
Director Information
Name Title	Address Date Taking Office Last Updated
ROBERT A ZUMMO DIRECTOR	2102E 06/06/2014 06/21/2017
ORANGEWOOD
AVE
UNIT 2034
PHOENIX, AZ 85020

Annual Reports
Next Annual Report Due: 06/06/2018
File Year File Month Date Received	Reason Returned	Date Returned	Extention
2017 6 06/20/2017
2016 6 06/23/2016
2015 6 07/31/2015
Scanned Documents
Document Number Description			Date Received
06027843 AMENDMENT			08/10/2017
05975617 17 ANNUAL REPORT			06/20/2017
05563566 16 ANNUAL REPORT			06/23/2016
05179430 15 ANNUAL REPORT			07/31/2015
04764847 PUB OF ARTICLES			07/09/2014
04690858 ARTICLES			06/06/2014

Microfilm
Location 32377055018	Entered Description 07/09/2014 PUB OF ARTICLES
Amendments
Amendment Date 08/10/2017	Amendment Type Publish Date NAME CHANGE	Publish Exception
Name Changes/Restructuring
Description CHANGED FROM	Corporation Name RJ HELICOPTER CORPORATION	Date 08/10/2017